SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES AND EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): December 28, 2009

COMMONWEALTH BIOTECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Virginia	001-13467	56-1641133
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

601 Biotech Drive

Richmond, Virginia 23235

(Address of principal executive offices)

Registrant’s telephone number, including area code: (804) 648-3820

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

As of December 28, 2009, the Registrant has entered into an amended and restated definite Share Exchange Agreement with Wise Century Group Limited (“WCGL”), parent of GL Biochem (Shanghai) Ltd, GL Biochem (Danyang) Ltd, GL Peptide (Binhai) Ltd, and GL Peptide (Shanghai) Ltd (collectively, the “GL Group”), pursuant to which the Registrant will acquire all of the outstanding shares of WCGL. The GL Group is the largest global supplier of research-grade peptide products and peptide reagents. In exchange for the shares of the GL Group, the Registrant will issue shares of common stock of the Registrant to Asia Peptide Limited, the current shareholder of WCGL (“APL”), such that APL will hold 78% of the Registrant’s share capital on a fully-diluted basis. The transaction is still subject to the approval of the Registrant’s shareholders and regulatory approval.

This Form 8-K supersedes the Registrant’s Form 8-K filed on September 4, 2009. A copy of the amended and restated Share Exchange Agreement is attached hereto as Exhibit 10.1 and a copy of the press release dated January 4, 2010 is attached as Exhibit 99.1.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(a) Financial statements of businesses acquired.

Not Applicable.

(b) Pro forma financial information.

Not Applicable.

(c) Shell company transactions.

Not Applicable.

(d) Exhibits.

10.1	Share Exchange Agreement among the Registrant, and WCGL and APL.

99.1	Press Release dated January 4, 2010.

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

COMMONWEALTH BIOTECHNOLOGIES, INC.

By:	/S/ RICHARD J. FREER, PH.D.
Richard J. Freer, Ph.D.
Chief Operating Officer

Dated: January 4, 2010

EXHIBIT INDEX

Number	Description of Exhibit
10.1	Share Exchange Agreement among the Registrant, and WCGL and APL.

99.1	Press Release dated January 4, 2010.